Exhibit 99.1

NEWS RELEASE

CONTACT:	Jason Korstange
(952) 745-2755
www.TCFExpress.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Record Second Quarter Earnings and EPS ($.53, up 13 percent)

SECOND QUARTER HIGHLIGHTS

•                    Record diluted earnings per share of 53 cents

•                    Record net income of $70.6 million

•                    Return on average assets of 2.22 percent

•                    Record return on average common equity of 30.23 percent

•                    Average Power Assets® increased $1.1 billion, or 15 percent

•                    Average Power Liabilities® increased $571.9 million, or 7 percent

•                    Increased checking accounts by 36,094 to 1,595,001 accounts

•                    Opened six new branches during the quarter; 132 new branches since January 2000

EARNINGS SUMMARY

($ in thousands, except per-share data)

	Three Months			Six Months
	Ended June 30,			Ended June 30,
	2005	2004	Change	2005	2004	Change
Net income	$70,641	$65,218	8.3%	$134,106	$125,879	6.5%
Diluted earnings per common share	.53	.47	12.8	1.00	.91	9.9

Financial Ratios
Return on average assets	2.22%	2.20%		2.13%	2.15%
Return on average common equity	30.23	27.68		28.74	26.82
Net interest margin	4.53	4.53		4.54	4.52

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WAYZATA, MN, July 20, 2005 — TCF Financial Corporation (TCF) (NYSE: TCB) today reported record diluted earnings per share of 53 cents for the second quarter of 2005, compared with 47 cents for the same period of 2004.  Net income for the second quarter of 2005 was a record $70.6 million, compared with $65.2 million for the same period of 2004.  For the second quarter of 2005, return on average assets (“ROA”) was 2.22 percent and return on average common equity (“ROE”) was a record 30.23 percent, compared with 2.20 percent and 27.68 percent, respectively, for the second quarter of 2004.

Chairman’s Statement

“TCF’s earnings in the second quarter are the result of our long-term strategy of growing high quality Power Assets® and Power Liabilities® through new branch and product expansion,” said William A. Cooper, Chairman and CEO.  “During the second quarter, Power Asset and Power Liability growth remained strong and net checking account growth has significantly improved from recent quarters.  Our commitment to new branch and product expansion was evident with the opening of six new branches and the introduction of our new TCF Miles Plus Business Check CardSM,” said Cooper.

Total Revenue

	Three Months
($ in thousands)	Ended June 30,
	2005	2004	$ Change	% Change
Net interest income	$131,285	$122,419	$8,866	7.2%
Fees and other revenue:
Fees and service charges	65,824	73,116	(7,292)	(10.0)
Card revenue	19,717	16,024	3,693	23.0
ATM revenue	10,795	11,138	(343)	(3.1)
Investments and insurance revenue	2,791	3,430	(639)	(18.6)
Total banking fees and other revenue	99,127	103,708	(4,581)	(4.4)
Leasing and equipment finance	11,092	12,245	(1,153)	(9.4)
Mortgage banking (1)	216	5,495	(5,279)	(96.1)
Other	2,833	1,845	988	53.6
Total fees and other revenue	113,268	123,293	(10,025)	(8.1)
Gains on sales of securities available for sale	4,437	-	4,437	100.0
Total non-interest income	$117,705	$123,293	$(5,588)	(4.5)
Total revenue	$248,990	$245,712	$3,278	1.3

Net interest margin	4.53%	4.53%
Fees and other revenue as a % of total revenue	45.49	50.18
Fees and other revenue as a % of average assets (2)	3.57	4.16

(1)        Beginning in 2005, TCF’s mortgage banking business no longer originates or sells loans. See page 10 for additional information.

(2)        Annualized.

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Net Interest Income

TCF’s net interest income in the second quarter of 2005 was $131.3 million, up $8.9 million, or 7 percent, from the second quarter of 2004 and up $2.2 million, or 2 percent, from the first quarter of 2005.  Net interest margin in the second quarter of 2005 was 4.53 percent, flat with the second quarter last year and down slightly from 4.56 percent in the first quarter of 2005. The increase in net interest income from the second quarter of 2004 was primarily driven by increases in average Power Assets and Power Liabilities, partially offset by relatively more expensive funding costs due to the mix in funding sources supporting the net growth in assets and the effect of a flattening yield curve.

Non-interest Income

Total non-interest income in the second quarter of 2005 was $117.7 million, down $5.6 million, or 5 percent, from the second quarter of 2004 primarily due to declines in fees and service charges, mortgage banking, and leasing and equipment finance revenues, partially offset by higher card revenues and gains on sales of securities.

Fees and service charges decreased $7.3 million, or 10 percent, from the second quarter of 2004.  “Banking fee growth, primarily deposit fees, have been a challenge for the banking industry and TCF,” said Cooper.  “TCF continues to monitor these trends, review its procedures and make adjustments. TCF is focusing on growth in the number of checking accounts to increase future fee revenue.  Fees and service charges were up $8.8 million or 15.4 percent from the first quarter of 2005.”

Card revenues totaled $19.7 million for the second quarter of 2005, up 23 percent over the same period in 2004.  The increase was primarily attributable to a 20 percent increase in customer transaction volumes.

Leasing and equipment finance revenues were $11.1 million for the second quarter of 2005, down $1.2 million, or 9 percent, from the 2004 second quarter primarily due to lower sales-type lease revenues, partially offset by higher operating lease and other revenues.  Sales type revenues may fluctuate from quarter to quarter based on customer driven factors not within the control of TCF.

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During the second quarter of 2005, TCF took advantage of market conditions and sold $441.5 million of mortgage-backed securities and realized gains of $4.4 million.  There were no sales in the second quarter of 2004.  For the six months ended June 30, 2005, TCF sold $907.5 million of mortgage-backed securities and realized gains of $9.7 million, compared to sales of $854 million and realized gains of $12.7 million for the comparable 2004 period.

New Branch Expansion

TCF opened six new branches during the second quarter of 2005, comprised of three traditional branches, two supermarket branches and one campus branch. TCF has now opened 132 new branches since January 2000. TCF plans to open 21 new branches in the remainder of 2005, consisting of 14 traditional branches, five supermarket branches and two campus branches, bringing the total number of new branch openings in 2005 to 28.

(# of branches)	June 30, 2005	June 30, 2004	December 31, 1999

Total Branches
Minnesota	102	100	82
Illinois	197	192	150
Wisconsin	34	34	31
Michigan	61	57	64
Colorado	35	22	10
Indiana	6	6	1
	435	411	338

New Branches*
Traditional	57	40
Supermarket	74	64
Campus	1	-
Total	132	104
% of Total Branches	30%	25%

* New branches opened since January 1, 2000.

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Additional information regarding the results of TCF’s new branches opened since January 1, 2000 is summarized as follows:

	At or For the Three Months Ended
	June 30,
($ in thousands)	2005	2004	Change	% Change

Number of checking accounts	238,850	177,530	61,320	34.5%
Average deposits:
Checking	$359,063	$237,866	$121,197	51.0
Savings	234,850	137,657	97,193	70.6
Money market	24,537	21,902	2,635	12.0
Subtotal	618,450	397,425	221,025	55.6
Certificates of deposit	186,870	54,389	132,481	N.M.
Total deposits	$805,320	$451,814	$353,506	78.2

Total deposit fees and other revenue	$17,219	$13,414	$3,805	28.4

N.M. Not meaningful.

Power Assets®

                                                TCF’s Power Asset lending operations continue to generate strong growth. TCF’s average consumer loan balances increased $772.4 million, or 20 percent; average commercial real estate loan balances increased $214.5 million, or 11 percent; and leasing and equipment finance average balances increased $126.5 million, or 10 percent, from the second quarter of 2004.

	Average Balances for the
	Three Months Ended June 30,
($ in thousands)	2005	2004	Change	% Change
Loans and leases*:
Consumer home equity and other
Home equity:
First mortgage lien	$3,079,471	$2,619,201	$460,270	17.6%
Junior lien	1,563,102	1,246,063	317,039	25.4
Total consumer home equity	4,642,573	3,865,264	777,309	20.1
Other	34,012	38,930	(4,918)	(12.6)
Total consumer home equity and other	4,676,585	3,904,194	772,391	19.8
Commercial real estate	2,200,008	1,985,498	214,510	10.8
Commercial business	432,923	428,602	4,321	1.0
Leasing and equipment finance	1,412,520	1,285,989	126,531	9.8
Power Assets	$8,722,036	$7,604,283	$1,117,753	14.7

*Excludes residential real estate loans, loans held for sale and operating leases.

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Power Liabilities®

“Growth in Power Liabilities continues to be driven by TCF’s new Premier Checking, Premier Savings and Plus eChecking products, along with strong growth in certificates of deposit,” said Cooper.  Average Power Liabilities totaled $8.4 billion for the second quarter of 2005, with an average interest rate of .98 percent. Average Power Liabilities increased $571.9 million, or 7 percent, from the second quarter of 2004.  The total number of checking accounts was 1,595,001 at June 30, 2005, up 92,145 accounts, or 6 percent, from June 30, 2004 and up 59,849 accounts, or 8 percent (annualized) from December 31, 2004.

	Average Balances for the
	Three Months Ended June 30,
($ in thousands)	2005	2004	Change		% Change
Non-interest bearing deposits:
Retail	$1,589,015	$1,538,051	$50,964		3.3%
Small business	571,701	492,305	79,396		16.1
Commercial and custodial	311,463	383,630	(72,167)		(18.8)
Total non-interest bearing deposits	2,472,179	2,413,986	58,193		2.4
Interest-bearing deposits:
Premier checking	580,093	151,801	428,292		N.M.
Other checking	1,075,421	1,175,623	(100,202)		(8.5)
Subtotal	1,655,514	1,327,424	328,090		24.7
Premier savings	345,567	31,949	313,618		N.M.
Other savings	1,603,720	1,806,267	(202,547)		(11.2)
Subtotal	1,949,287	1,838,216	111,071		6.0
Money market	633,762	799,485	(165,723)		(20.7)
Subtotal	4,238,563	3,965,125	273,438		6.9
Certificates of deposit	1,707,919	1,467,654	240,265		16.4
Total interest-bearing deposits	5,946,482	5,432,779	513,703		9.5
Power Liabilities	$8,418,661	$7,846,765	$571,896		7.3

Total checking, savings and money market balances	$6,710,742	$6,379,111	$331,631		5.2
Number of checking accounts, period-end	1,595,001	1,502,856	92,145		6.1
Average rate on deposits	.98%	.49%	49	bps	N/A

N.M. Not meaningful.

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Borrowings

Average total borrowings were $3 billion for the second quarter of 2005, down $94.5 million from the first quarter of 2005.  This decrease was primarily due to the increase in average Power Liabilities of $309.3 million exceeding the growth in average interest-earning assets of $183 million. The weighted average rate for borrowings was 3.76 percent for the second quarter of 2005, compared with 3.13 percent for the second quarter of 2004 and 3.46 percent for the first quarter of 2005.

Residential Real Estate Loans and Securities Available for Sale

                Average balances of residential real estate loans and securities available for sale (consisting primarily of mortgage-backed securities) totaled $2.6 billion for the second quarter of 2005, a decrease of $103.4 million from the second quarter of 2004. The residential real estate loans consist of first mortgage loans originated by TCF’s mortgage banking operations.  TCF no longer originates any new loans in its mortgage banking business so this portfolio will continue to decline from normal amortization and prepayments.  At June 30, 2005, the unrealized pre-tax gain on TCF’s securities available for sale portfolio was $2.5 million.

Average Balances and Yields for the Three Months Ended	Change from

June 30,	March 31,	June 30,	March 31,	June 30,
($ in thousands)	2005	2005	2004	2005	2004
Securities available for sale	$1,646,986	$1,663,412	1,546,694	$(16,426)	$100,292
Residential real estate loans	919,379	984,764	1,123,062	(65,385)	(203,683)
Total	$2,566,365	$2,648,176	$2,669,756	$(81,811)	$(103,391)

Yield	5.37%	5.37%	5.47%	-	bps	(10)	bps

Non-interest Expense

Non-interest expense totaled $150.2 million for the 2005 second quarter, up $6.3 million, or 4 percent, from $143.9 million for the 2004 second quarter. Compensation and employee benefits increased $2.4 million, or 3 percent, from the second quarter of 2004, of which $1.7 million related to new branches opened during the past 12 months offset by a $3.2 million decrease for mortgage banking.  Occupancy and equipment

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expenses increased $1.4 million, or 6 percent, from the second quarter of 2004, primarily related to costs associated with new branches opened during the past 12 months.  Deposit losses decreased $1.6 million from the second quarter of 2004, due to lower incidents and increased customer restitution from improved collection and customer retention activities.  Other expenses increased $3.9 million, or 13 percent, from the second quarter of 2004, primarily driven by a $1.8 million increase in foreclosed real estate expenses due to recoveries on property sales in 2004, a $1.3 million increase in operating lease depreciation expense in the leasing businesses and a $944 thousand increase in card processing and issuance expenses related to the overall increase in card revenues.

	Three Months Ended June 30,		Change
($ in thousands)	2005	2004	$	%
Compensation and employee benefits	$81,973	$79,597	$2,376	3.0%
Occupancy and equipment	24,771	23,397	1,374	5.9
Advertising and promotions	6,778	6,498	280	4.3
Deposit losses	3,775	5,350	(1,575)	(29.4)
Other	32,950	29,064	3,886	13.4
Total non-interest expense	$150,247	$143,906	$6,341	4.4

Credit Quality

At June 30, 2005, TCF’s allowance for loan and lease losses totaled $76.4 million, or .78 percent of loans and leases, compared with $80 million, or .90 percent, at June 30, 2004.  The provision for credit losses for the second quarter of 2005 was $1.4 million, compared with $3.1 million for the second quarter of 2004 or a decrease of $1.7 million primarily due to improvements in commercial loan credit quality.  Net loan and lease charge-offs were $1.9 million, or .08 percent (annualized) of average loans and leases, in the 2005 second quarter, down from $2.1 million, or .10 percent (annualized), for the same period of 2004. “Our emphasis on secured lending has contributed to TCF’s continued solid credit quality,” said Cooper, “and our credit quality continues to rank among the best in the industry.” At June 30, 2005, TCF’s over-30-day delinquency rate was .33 percent, down from .44 percent at June 30, 2004. Non-accrual loans and leases were

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$41.7 million, or ..43 percent of net loans and leases, at June 30, 2005, compared with $36.8 million, or .41 percent, at June 30, 2004.  Total non-performing assets were $59 million at June 30, 2005, up from $56.6 million at June 30, 2004, while the percentage of total non-performing assets to total assets remained the same at .47 percent.  The increase in non-accrual loans and leases was primarily due to placing the Delta Airlines, Inc. (“Delta”) leveraged lease on non-accrual status in the third quarter of 2004, partially offset by lower commercial real estate non-accrual loans.  Although Delta is current on its payments related to this transaction, if Delta declares bankruptcy, it could result in the charge-off of all or part of TCF’s $18.8 million gross investment in the leveraged lease and the current payment of previously deferred income tax obligations.

	Three Months Ended				Six Months Ended
	June 30,				June 30,
($ in thousands)	2005		2004		2005		2004
Allowance for loan and lease losses:
Balance at beginning of period	$76,883		$79,054		$79,878		$76,619
Net (charge-offs) recoveries:
Consumer home equity and other	(1,016)		(719)		(2,325)		(1,293)
Commercial real estate	3		15		(34)		48
Commercial business	31		16		2,468		(57)
Leasing and equipment finance	(911)		(1,378)		(1,525)		(1,272)
Residential real estate	(11)		(33)		(47)		(41)
Total	(1,904)		(2,099)		(1,463)		(2,615)
Provision for credit losses	1,427		3,070		(2,009)		4,230
Acquired allowance	-		-		-		1,791
Balance at end of period	$76,406		$80,025		$76,406		$80,025

Key Indicators:
Allowance for loans and leases as a percentage of total loans and leases	.78%		.90%

Annualized net charge-offs as a percentage of average loans and leases	.08%		.10%		.03%		.06%

Period-end allowance as a multiple of annualized net charge-offs	10.0	X	9.5	X	26.1	X	15.3	X

Income before income taxes and provision for loan losses as a multiple of net charge-offs	51.9	X	48.5	X	131.1	X	74.5	X

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Mortgage Banking

                At June 30, 2005, TCF’s mortgage servicing portfolio totaled $3.8 billion and the mortgage servicing rights asset totaled $39.9 million, or 1.05 percent of the related servicing portfolio, down from $4.8 billion and $51.3 million, respectively, at June 30, 2004. During the second quarter of 2005, TCF recorded a $1 million impairment charge to the mortgage servicing rights asset.  The following table summarizes the components of mortgage banking revenues.

	Three Months Ended
	June 30,
($ in thousands)	2005	2004	Change	% Change
Servicing income	$3,604	$4,339	$(735)	(16.9)%
Less mortgage servicing rights:
Amortization	2,564	3,242	(678)	(20.9)
Impairment	1,000	-	1,000	100.0
Net servicing income	40	1,097	(1,057)	(96.4)
Gains on sales of loans *	-	3,873	(3,873)	(100.0)
Other income	176	525	(349)	(66.5)
Total mortgage banking revenue	$216	$5,495	$(5,279)	(96.1)

* Beginning in 2005, TCF’s mortgage banking business no longer originates or sells loans.

Income Taxes

                TCF’s income tax expense was $26.7 million for the second quarter of 2005, or 27.41 percent of income before income tax expense, compared with $33.5 million, or 33.95 percent, for the comparable 2004 period.  The lower effective income tax rate in the second quarter of 2005 compared with the second quarter of  2004 is primarily due to a $5.2 million adjustment related to the clarification of existing tax legislation as well as a slight reduction in the expected 2005 annual effective income tax rate.

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Capital

During the second quarter of 2005, TCF’s Board of Directors authorized another program for the repurchase of up to five percent of the Company’s outstanding common stock, or 6.7 million shares.  This program is in addition to the existing program for repurchasing shares announced in July 2003.  During the second quarter of 2005, TCF repurchased 1,250,000 shares of its common stock at an average cost of $25.44 per share.  TCF has 7.1 million shares remaining in its stock repurchase program authorized by its Board of Directors.  Since 1997, TCF has repurchased 57.3 million shares of its stock, at an average cost of $18.08 per share.

	At June 30,		At December 31,
($ in thousands, except per-share data)	2005			2004

Stockholders’ equity	$954,557		$958,418
Stockholders’ equity to total assets	7.57%		7.77%
Book value per common share	$7.12		$6.99

Total risk-based capital	$998,270	10.80%	$958,900	10.88%
Total risk-based capital “well-capitalized” requirement	$923,968	10.00%	$881,481	10.00%
Excess risk-based capital over “well-capitalized” requirement	$74,302.80%		$77,419.88%

Website Information

                A live webcast of TCF’s conference call to discuss second quarter earnings will be hosted at TCF’s website, www.TCFExpress.com, on July 20, 2005 at 10:00 a.m., CDT.  Additionally, the webcast is available for replay at TCF’s website after the conference call.  The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $12.6 billion in assets.  TCF has 435 banking offices in Minnesota, Illinois, Michigan, Wisconsin, Colorado and Indiana.  Other TCF affiliates provide leasing and equipment finance, securities brokerage, and investments and insurance sales.

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Forward-looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance.  In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others.  Forward-looking statements deal with matters that do not relate strictly to historical facts.  TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans are subject to a number of risks and uncertainties.  These include but are not limited to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; ability to increase the number of checking accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting standards or interpretations of existing standards, or monetary, fiscal or tax policies of the federal or state governments; adverse findings in tax audits; changes in credit and other risks posed by TCF’s loan, lease and investment portfolios, including declines in commercial or residential real estate values or a bankruptcy filing by Delta Airlines, the lessee under a leveraged lease in which TCF holds an equity interest; imposition of vicarious liability on TCF as lessor in its leasing operations; denial of insurance coverage for claims made by TCF; technological, computer-related or operational difficulties; adverse changes in securities markets; the risk that TCF could be unable to effectively manage the volatility of its mortgage servicing portfolio, which could adversely affect earnings; and results of litigation or other significant uncertainties.  Investors should consult TCF’s Annual Report to Shareholders and reports on Forms 10-K, 10-Q and 8-K for additional important information about the Company.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

		Three Months Ended
		June 30,
	2005	2004	$ Change	% Change
Interest income:
Loans and leases	$155,014	$128,141	$26,873	21.0%
Securities available for sale	21,325	20,413	912	4.5
Loans held for sale	2,566	3,340	(774)	(23.2)
Investments	1,094	895	199	22.2
Total interest income	179,999	152,789	27,210	17.8
Interest expense:
Deposits	20,646	9,474	11,172	117.9
Borrowings	28,068	20,896	7,172	34.3
Total interest expense	48,714	30,370	18,344	60.4
Net interest income	131,285	122,419	8,866	7.2
Provision for credit losses	1,427	3,070	(1,643)	(53.5)
Net interest income after provision for credit losses	129,858	119,349	10,509	8.8
Non-interest income:
Fees and service charges	65,824	73,116	(7,292)	(10.0)
Card revenue	19,717	16,024	3,693	23.0
ATM revenue	10,795	11,138	(343)	(3.1)
Investments and insurance revenue	2,791	3,430	(639)	(18.6)
Subtotal	99,127	103,708	(4,581)	(4.4)
Leasing and equipment finance	11,092	12,245	(1,153)	(9.4)
Mortgage banking	216	5,495	(5,279)	(96.1)
Other	2,833	1,845	988	53.6
Fees and other revenue	113,268	123,293	(10,025)	(8.1)
Gains on sales of securities available for sale	4,437	-	4,437	100.0
Total non-interest income	117,705	123,293	(5,588)	(4.5)
Non-interest expense:
Compensation and employee benefits	81,973	79,597	2,376	3.0
Occupancy and equipment	24,771	23,397	1,374	5.9
Advertising and promotions	6,778	6,498	280	4.3
Deposit losses	3,775	5,350	(1,575)	(29.4)
Other	32,950	29,064	3,886	13.4
Total non-interest expense	150,247	143,906	6,341	4.4
Income before income tax expense	97,316	98,736	(1,420)	(1.4)
Income tax expense	26,675	33,518	(6,843)	(20.4)
Net income	$70,641	$65,218	$5,423	8.3

Net income per common share:
Basic	$.53	$.47	$.06	12.8
Diluted	$.53	$.47	$.06	12.8

Dividends declared per common share	$.2125	$.1875	$.025	13.3

Average common and common equivalent shares outstanding (in thousands):
Basic	132,410	137,503	(5,093)	(3.7)
Diluted	132,742	138,127	(5,385)	(3.9)

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

		Six Months Ended
		June 30,
	2005	2004	$ Change	% Change
Interest income:
Loans and leases	$301,558	$253,414	$48,144	19.0%
Securities available for sale	42,820	40,745	2,075	5.1
Loans held for sale	4,820	6,181	(1,361)	(22.0)
Investments	2,146	1,668	478	28.7
Total interest income	351,344	302,008	49,336	16.3
Interest expense:
Deposits	36,584	20,013	16,571	82.8
Borrowings	54,422	41,083	13,339	32.5
Total interest expense	91,006	61,096	29,910	49.0
Net interest income	260,338	240,912	19,426	8.1
Provision for credit losses	(2,009)	4,230	(6,239)	N.M.
Net interest income after provision for credit losses	262,347	236,682	25,665	10.8
Non-interest income:
Fees and service charges	122,855	132,775	(9,920)	(7.5)
Card revenue	37,359	29,515	7,844	26.6
ATM revenue	20,527	21,135	(608)	(2.9)
Investments and insurance revenue	5,644	6,892	(1,248)	(18.1)
Subtotal	186,385	190,317	(3,932)	(2.1)
Leasing and equipment finance	21,785	22,412	(627)	(2.8)
Mortgage banking	1,358	8,950	(7,592)	(84.8)
Other	10,649	4,073	6,576	161.5
Fees and other revenue	220,177	225,752	(5,575)	(2.5)
Gains on sales of securities available for sale	9,676	12,717	(3,041)	(23.9)
Total non-interest income	229,853	238,469	(8,616)	(3.6)
Non-interest expense:
Compensation and employee benefits	163,424	158,476	4,948	3.1
Occupancy and equipment	50,150	46,887	3,263	7.0
Advertising and promotions	13,025	12,408	617	5.0
Deposit losses	7,436	9,528	(2,092)	(22.0)
Other	64,323	57,313	7,010	12.2
Total non-interest expense	298,358	284,612	13,746	4.8
Income before income tax expense	193,842	190,539	3,303	1.7
Income tax expense	59,736	64,660	(4,924)	(7.6)
Net income	$134,106	$125,879	$8,227	6.5

Net income per common share:
Basic	$1.01	$.91	$.10	11.0
Diluted	$1.00	$.91	$.09	9.9

Dividends declared per common share	$.425	$.375	$.05	13.3

Average common and common equivalent shares outstanding (in thousands):
Basic	133,196	137,743	(4,547)	(3.3)
Diluted	133,563	138,341	(4,778)	(3.5)

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At	At	% Change from
	June 30,	December 31,	June 30,	December 31,	June 30,
	2005	2004	2004	2004	2004

ASSETS

Cash and due from banks	$361,158	$359,798	$357,227.4%		1.1%
Investments	104,127	103,226	94,567.9		10.1
Securities available for sale	1,406,575	1,619,941	1,588,372	(13.2)	(11.4)
Loans held for sale	213,227	154,279	359,387	38.2	(40.7)
Loans and leases:
Consumer home equity and other	4,808,003	4,418,588	4,024,994	8.8	19.5
Commercial real estate	2,202,752	2,154,396	1,997,449	2.2	10.3
Commercial business	447,958	424,135	445,314	5.6	.6
Leasing and equipment finance	1,419,868	1,375,372	1,309,164	3.2	8.5
Subtotal	8,878,581	8,372,491	7,776,921	6.0	14.2
Residential real estate	884,141	1,014,166	1,091,678	(12.8)	(19.0)
Total loans and leases	9,762,722	9,386,657	8,868,599	4.0	10.1
Allowance for loan and lease losses	(76,406)	(79,878)	(80,025)	(4.3)	(4.5)
Net loans and leases	9,686,316	9,306,779	8,788,574	4.1	10.2
Premises and equipment	339,619	326,667	305,052	4.0	11.3
Goodwill	152,599	152,599	152,599	-	-
Mortgage servicing rights	39,936	46,442	51,290	(14.0)	(22.1)
Other assets	303,659	270,836	245,795	12.1	23.5
	$12,607,216	$12,340,567	$11,942,863	2.2	5.6

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Checking	$4,019,685	$3,905,987	$3,607,692	2.9	11.4
Savings	2,046,068	1,927,872	1,945,675	6.1	5.2
Money market	629,731	659,686	768,394	(4.5)	(18.0)
Subtotal	6,695,484	6,493,545	6,321,761	3.1	5.9
Certificates of deposit	1,728,842	1,468,650	1,439,896	17.7	20.1
Total deposits	8,424,326	7,962,195	7,761,657	5.8	8.5
Short-term borrowings	1,045,582	1,056,111	869,576	(1.0)	20.2
Long-term borrowings	1,899,047	2,048,492	2,065,870	(7.3)	(8.1)
Total borrowings	2,944,629	3,104,603	2,935,446	(5.2)	.3
Accrued expenses and other liabilities	283,704	315,351	306,608	(10.0)	(7.5)
Total liabilities	11,652,659	11,382,149	11,003,711	2.4	5.9
Stockholders' equity:
Common stock, par value $.01 per share, 280,000,000 shares authorized; 184,425,478; 184,939,094 and 184,991,948 shares issued	1,844	1,849	925	(.3)	99.4
Additional paid-in capital	496,910	518,741	517,538	(4.2)	(4.0)
Retained earnings, subject to certain restrictions	1,462,393	1,385,760	1,308,265	5.5	11.8
Accumulated other comprehensive income (loss)	1,601	(1,415)	(14,663)	N.M.	N.M.
Treasury stock at cost, 50,301,984; 47,752,934 and 45,416,640 shares, and other	(1,008,191)	(946,517)	(872,913)	6.5	15.5
Total stockholders' equity	954,557	958,418	939,152	(.4)	1.6
	$12,607,216	$12,340,567	$11,942,863	2.2	5.6

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses:

	At or For the Six Months Ended June 30, 2005				At or For the Year Ended December 31, 2004
		Allowance				Allowance
		as a % of	Net Charge-offs (Recoveries) (1)			as a% of	Net Charge-offs
	Allowance	Portfolio	$	%	Allowance	Portfolio	$	%
Consumer home equity and other	$15,783.33%		$2,325.10%		$9,939.22%		$3,232	.08%
Commercial real estate	20,448.93		34	-	20,742.96		476	.02
Commercial business	7,100	1.58	(2,468)	(1.17)	7,696	1.81	153	.04
Leasing and equipment finance	32,435	2.28	1,525.22		24,566	1.79	5,545	.43
Unallocated (2)	-	-	-	-	16,139	-	-	-
Subtotal	75,766.85		1,416.03		79,082.94		9,406	.12
Residential real estate	640.07		47.01		796.08		73	.01
Total	$76,406.78		$1,463.03			$79,878.85	$9,479	.11

Non-performing assets:			At	At	At	Change from
			June 30,	December 31,	June 30,	December 31,	June 30,
			2005	2004	2004	2004	2004

Non-accrual loans and leases:
Consumer home equity and other			$10,324	$12,187	$11,718	$(1,863)	$(1,394)
Commercial real estate			-	1,093	6,750	(1,093)	(6,750)
Commercial business			2,660	4,533	3,490	(1,873)	(830)
Leasing and equipment finance			26,485	25,678	10,912	807	15,573
Residential real estate			2,230	3,387	3,886	(1,157)	(1,656)
Total non-accrual loans and leases			41,699	46,878	36,756	(5,179)	4,943
Other real estate owned:
Residential real estate			12,479	11,726	10,790	753	1,689
Commercial real estate			4,799	5,465	9,078	(666)	(4,279)
Total other real estate owned			17,278	17,191	19,868	87	(2,590)
Total non-performing assets			$58,977	$64,069	$56,624	$(5,092)	$2,353

Over 30-day delinquency data (3):		At June 30,		At December 31,		At June 30,
		2005		2004		2004
		Principal	% of	Principal	% of	Principal	% of
		Balances	Portfolio	Balances	Portfolio	Balances	Portfolio
Consumer home equity and other		$16,406.34%		$15,436	.35%	$15,078	.38%
Commercial real estate		663.03		32	-	101	.01
Commercial business		292.07		404	.10	383	.09
Leasing and equipment finance		6,069.44		8,997	.67	15,774	1.22
Residential real estate		8,617.98		9,516	.94	7,597	.70
Total		$32,047.33		$34,385	.37	$38,933	.44

Potential Problem Loans and Leases (4):
			At	At	At	Change from
			June 30,	December 31,	June 30,	December 31,	June 30,
			2005	2004	2004	2004	2004
Commercial real estate			$29,256	$34,138	$28,052	$(4,882)	$1,204
Commercial business			21,997	18,112	14,999	3,885	6,998
Leasing and equipment finance			8,855	18,816	32,754	(9,961)	(23,899)
			$60,108	$71,066	$75,805	$(10,958)	$(15,697)

(1)        Annualized.

(2)        In the second quarter of 2005, TCF refined its allowance for loan and lease losses allocation methodology resulting in the allocation of the entire allowance for loan and lease losses to the individual loan and lease portfolios.  This change allocates the previous unallocated portion of the allowance for loan and lease losses.

(3)        Excludes non-accrual loans and leases.

(4)        Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,
	2005			2004
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)

ASSETS

Investments	$101,305	$1,094	4.33%	$157,591	$895	2.28%
Securities available for sale	1,646,986	21,325	5.18	1,546,694	20,413	5.28
Loans held for sale	213,279	2,566	4.83	385,193	3,340	3.49
Loans and leases:
Consumer home equity - variable rate	2,594,538	43,806	6.77	2,363,947	31,420	5.35
Consumer home equity - fixed rate	2,048,035	34,323	6.72	1,501,317	26,184	7.01
Consumer - other	34,012	779	9.19	38,930	805	8.32
Total consumer home equity and other	4,676,585	78,908	6.77	3,904,194	58,409	6.02
Commercial real estate - variable rate	834,876	11,903	5.72	767,681	7,766	4.07
Commercial real estate - fixed and adjustable rate	1,365,132	20,910	6.14	1,217,817	18,932	6.25
Total commercial real estate	2,200,008	32,813	5.98	1,985,498	26,698	5.41
Commercial business - variable rate	359,269	4,978	5.56	341,803	3,157	3.71
Commercial business - fixed and adjustable rate	73,654	1,056	5.75	86,799	1,201	5.57
Total commercial business	432,923	6,034	5.59	428,602	4,358	4.09
Leasing and equipment finance	1,412,520	24,133	6.83	1,285,989	22,610	7.03
Subtotal	8,722,036	141,888	6.52	7,604,283	112,075	5.92
Residential real estate	919,379	13,126	5.71	1,123,062	16,066	5.73
Total loans and leases	9,641,415	155,014	6.44	8,727,345	128,141	5.90

Total interest-earning assets	11,602,985	179,999	6.22	10,816,823	152,789	5.67

Other assets	1,099,048			1,039,455

Total assets	$12,702,033			$11,856,278

LIABILITIES AND STOCKHOLDERS' EQUITY

Non-interest bearing deposits:
Retail	$1,589,015			$1,538,051
Small business	571,701			492,305
Commercial and custodial	311,463			383,630
Total non-interest bearing deposits	2,472,179			2,413,986
Interest-bearing deposits:
Premier checking	580,093	2,950	2.04	151,801	446	1.18
Other checking	1,075,421	561.21		1,175,623	252.09
Subtotal	1,655,514	3,511.85		1,327,424	698.21
Premier savings	345,567	2,160	2.51	31,949	108	1.36
Other savings	1,603,720	2,137.53		1,806,267	1,471.33
Subtotal	1,949,287	4,297.88		1,838,216	1,579.35
Money market	633,762	1,564.99		799,485	727.37
Subtotal	4,238,563	9,372.89		3,965,125	3,004.30
Certificates of deposit	1,707,919	11,274	2.65	1,467,654	6,470	1.77
Total interest-bearing deposits	5,946,482	20,646	1.39	5,432,779	9,474.70
Total deposits	8,418,661	20,646.98		7,846,765	9,474.49

Borrowings:
Short-term borrowings	920,471	6,908	3.01	669,938	2,115	1.27
Long-term borrowings	2,075,264	21,160	4.09	2,017,232	18,781	3.74
Total borrowings	2,995,735	28,068	3.76	2,687,170	20,896	3.13

Total deposits and borrowings	11,414,396	48,714	1.71	10,533,935	30,370	1.16

Other liabilities	352,861			379,965

Total liabilities	11,767,257			10,913,900

Stockholders' equity	934,776			942,378

Total liabilities and stockholders' equity	$12,702,033			$11,856,278

Net interest income and margin		$131,285	4.53%		$122,419	4.53%

(1) Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2005			2004
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)

ASSETS

Investments	$103,643	$2,146	4.17%	$149,681	$1,668	2.24%
Securities available for sale	1,655,154	42,820	5.17	1,533,034	40,745	5.32
Loans held for sale	210,371	4,820	4.62	372,215	6,181	3.34
Loans and leases:
Consumer home equity - variable rate	2,647,837	86,531	6.59	2,289,460	61,413	5.39
Consumer home equity - fixed rate	1,902,409	63,467	6.73	1,475,572	51,673	7.04
Consumer - other	35,023	1,564	9.01	40,096	1,629	8.17
Total consumer home equity and other	4,585,269	151,562	6.67	3,805,128	114,715	6.06
Commercial real estate - variable rate	838,009	22,772	5.48	755,222	15,339	4.08
Commercial real estate - fixed and adjustable rate	1,346,251	40,977	6.14	1,208,774	37,882	6.30
Total commercial real estate	2,184,260	63,749	5.89	1,963,996	53,221	5.45
Commercial business - variable rate	345,986	9,095	5.30	337,244	6,205	3.70
Commercial business - fixed and adjustable rate	74,307	2,100	5.70	90,969	2,494	5.51
Total commercial business	420,293	11,195	5.37	428,213	8,699	4.09
Leasing and equipment finance	1,401,094	47,924	6.84	1,240,112	43,478	7.01
Subtotal	8,590,916	274,430	6.43	7,437,449	220,113	5.95
Residential real estate	951,891	27,128	5.71	1,158,248	33,301	5.76
Total loans and leases	9,542,807	301,558	6.36	8,595,697	253,414	5.92

Total interest-earning assets	11,511,975	351,344	6.14	10,650,627	302,008	5.69

Other assets	1,086,604			1,040,334

Total assets	$12,598,579			$11,690,961

LIABILITIES AND STOCKHOLDERS' EQUITY

Non-interest bearing deposits:
Retail	$1,580,426			$1,505,911
Small business	559,448			474,676
Commercial and custodial	312,543			354,242
Total non-interest bearing deposits	2,452,417			2,334,829
Interest-bearing deposits:
Premier checking	520,073	5,055	1.96	100,493	642	1.28
Other checking	1,082,442	924.17		1,157,152	465.08
Subtotal	1,602,515	5,979.75		1,257,645	1,107.18
Premier savings	313,725	3,811	2.45	15,975	108	1.36
Other savings	1,605,131	3,782.48		1,807,703	3,205.36
Subtotal	1,918,856	7,593.80		1,823,678	3,313.37
Money market	640,442	2,635.83		816,090	1,495.37
Subtotal	4,161,813	16,207.79		3,897,413	5,915.31
Certificates of deposit	1,650,619	20,377	2.49	1,523,881	14,098	1.86
Total interest-bearing deposits	5,812,432	36,584	1.27	5,421,294	20,013.74
Total deposits	8,264,849	36,584.89		7,756,123	20,013.52

Borrowings:
Short-term borrowings	947,512	12,988	2.76	702,707	4,465	1.28
Long-term borrowings	2,095,205	41,434	3.99	1,914,870	36,618	3.84
Total borrowings	3,042,717	54,422	3.60	2,617,577	41,083	3.16

Total deposits and borrowings	11,307,566	91,006	1.62	10,373,700	61,096	1.18

Other liabilities	357,727			378,465

Total liabilities	11,665,293			10,752,165

Stockholders' equity	933,286			938,796

Total liabilities and stockholders' equity	$12,598,579			$11,690,961

Net interest income and margin		$260,338	4.54%		$240,912	4.52%

(1) Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2005	2005	2004	2004	2004
Interest income:
Loans and leases	$155,014	$146,544	$140,469	$133,295	$128,141
Securities available for sale	21,325	21,495	19,484	20,414	20,413
Loans held for sale	2,566	2,254	2,421	2,931	3,340
Investments	1,094	1,052	1,014	773	895
Total interest income	179,999	171,345	163,388	157,413	152,789
Interest expense:
Deposits	20,646	15,938	12,250	10,318	9,474
Borrowings	28,068	26,354	24,649	22,605	20,896
Total interest expense	48,714	42,292	36,899	32,923	30,370
Net interest income	131,285	129,053	126,489	124,490	122,419
Provision for credit losses	1,427	(3,436)	4,073	2,644	3,070
Net interest income after provision for credit losses	129,858	132,489	122,416	121,846	119,349
Non-interest income:
Fees and service charges	65,824	57,031	67,385	71,353	73,116
Card revenue	19,717	17,642	17,609	16,339	16,024
ATM revenue	10,795	9,732	10,326	11,474	11,138
Investments and insurance revenue	2,791	2,853	2,609	3,057	3,430
Subtotal	99,127	87,258	97,929	102,223	103,708
Leasing and equipment finance	11,092	10,693	21,047	6,864	12,245
Mortgage banking	216	1,142	(122)	4,132	5,495
Other	2,833	7,816	7,457	2,584	1,845
Fees and other revenue	113,268	106,909	126,311	115,803	123,293
Gains on sales of securities available for sale	4,437	5,239	6,204	3,679	—
Total non-interest income	117,705	112,148	132,515	119,482	123,293
Non-interest expense:
Compensation and employee benefits	81,973	81,451	86,338	78,010	79,597
Occupancy and equipment	24,771	25,379	25,057	23,673	23,397
Advertising and promotions	6,778	6,247	6,568	7,377	6,498
Deposit losses	3,775	3,661	5,675	7,421	5,350
Other	32,950	31,373	30,758	31,445	29,064
Total non-interest expense	150,247	148,111	154,396	147,926	143,906
Income before income tax expense	97,316	96,526	100,535	93,402	98,736
Income tax expense	26,675	33,061	33,133	31,690	33,518
Net income	$70,641	$63,465	$67,402	$61,712	$65,218

Net income per common share:
Basic	$.53	$.47	$.50	$.45	$.47
Diluted	$.53	$.47	$.50	$.45	$.47

Dividends declared per common share	$.2125	$.2125	$.1875	$.1875	$.1875

Financial Ratios:

Return on average assets(1)	2.22%	2.03%	2.22%	2.06%	2.20%
Return on average common equity(1)	30.23	27.18	28.35	25.96	27.68
Net interest margin(1)	4.53	4.56	4.56	4.56	4.53
Net charge-offs (recoveries) as a percentage of average loans and leases(1)	0.08	(.02)	.14	.17	.10
Average total equity to average assets	7.36	7.48	7.81	7.94	7.95

(1) Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND SUPPLEMENTAL INFORMATION

(In thousands)

(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
	2005	2005	2004	2004	2004

ASSETS

Cash and due from banks	$331,110	$332,800	$350,497	$351,383	$347,551
Investments	101,305	106,006	105,603	94,910	157,591
Securities available for sale	1,646,986	1,663,412	1,534,776	1,545,768	1,546,694
Loans held for sale	213,279	207,430	254,617	327,953	385,193
Loans and leases:
Consumer home equity - variable rate	2,594,538	2,701,729	2,699,156	2,547,648	2,363,947
Consumer home equity - fixed rate	2,048,035	1,755,164	1,571,494	1,512,853	1,501,317
Consumer - other	34,012	36,046	37,403	39,068	38,930
Total consumer home equity and other	4,676,585	4,492,939	4,308,053	4,099,569	3,904,194
Commercial real estate - variable rate	834,876	841,176	805,219	769,225	767,681
Commercial real estate - fixed and adjustable rate	1,365,132	1,327,160	1,288,793	1,243,565	1,217,817
Total commercial real estate	2,200,008	2,168,336	2,094,012	2,012,790	1,985,498
Commercial business - variable rate	359,269	332,555	353,752	344,871	333,463
Commercial business - fixed and adjustable rate	73,654	74,968	76,906	95,139	95,139
Total commercial business	432,923	407,523	430,658	440,010	428,602
Leasing and equipment finance	1,412,520	1,389,541	1,341,985	1,320,495	1,285,989
Subtotal	8,722,036	8,458,339	8,174,708	7,872,864	7,604,283
Residential real estate	919,379	984,764	1,027,302	1,076,619	1,123,062
Total loans and leases	9,641,415	9,443,103	9,202,010	8,949,483	8,727,345
Allowance for loan and lease losses	(76,774)	(79,918)	(79,502)	(80,077)	(79,169)
Net loans and leases	9,564,641	9,363,185	9,122,508	8,869,406	8,648,176
Premises and equipment	333,614	328,336	322,492	313,068	297,492
Goodwill	152,599	152,599	152,599	152,599	152,599
Mortgage servicing rights	42,218	45,101	49,746	51,380	50,876
Other assets	316,281	295,107	276,498	269,091	270,106
	$12,702,033	$12,493,976	$12,169,336	$11,975,558	$11,856,278

LIABILITIES AND STOCKHOLDERS' EQUITY

Non-interest-bearing deposits:
Retail	$1,589,015	$1,571,740	$1,493,344	$1,512,434	$1,538,051
Small business	571,701	547,060	557,103	525,466	492,305
Commercial and custodial	311,463	313,635	332,228	329,329	383,630
Total non-interest bearing deposits	2,472,179	2,432,435	2,382,675	2,367,229	2,413,986
Interest-bearing deposits:
Premier checking	580,093	459,385	343,266	248,217	151,801
Other checking	1,075,421	1,089,541	1,106,934	1,140,098	1,175,623
Subtotal	1,655,514	1,548,926	1,450,200	1,388,315	1,327,424
Premier savings	345,567	281,529	198,769	109,681	31,949
Other savings	1,603,720	1,606,560	1,621,810	1,717,789	1,806,267
Subtotal	1,949,287	1,888,089	1,820,579	1,827,470	1,838,216
Money market	633,762	647,197	685,885	738,769	799,485
Subtotal	4,238,563	4,084,212	3,956,664	3,954,554	3,965,125
Certificates of deposit	1,707,919	1,592,682	1,469,735	1,458,905	1,467,654
Total interest-bearing deposits	5,946,482	5,676,894	5,426,399	5,413,459	5,432,779
Total deposits	8,418,661	8,109,329	7,809,074	7,780,688	7,846,765
Borrowings:
Short-term borrowings	920,471	974,853	1,003,746	824,955	669,938
Long-term borrowings	2,075,264	2,115,369	2,045,505	2,059,525	2,017,232
Total borrowings	2,995,735	3,090,222	3,049,251	2,884,480	2,687,170
Accrued expenses and other liabilities	352,861	360,362	360,004	359,488	379,965
Total liabilities	11,767,257	11,559,913	11,218,329	11,024,656	10,913,900
Stockholders' equity:
Common stock	1,845	1,846	1,850	1,206	925
Additional paid-in capital	497,810	503,762	518,012	517,020	516,990
Retained earnings	1,431,903	1,394,163	1,360,169	1,318,461	1,282,080
Accumulated other comprehensive loss	(1,992)	(4,139)	(527)	(2,781)	(11,666)
Treasury stock at cost and other	(994,790)	(961,569)	(928,497)	(883,004)	(845,951)
	934,776	934,063	951,007	950,902	942,378
	$12,702,033	$12,493,976	$12,169,336	$11,975,558	$11,856,278

Supplemental Information:
Securities available for sale	$1,646,986	$1,663,412	$1,534,776	$1,545,768	$1,546,694
Residential real estate loans	919,379	984,764	1,027,302	1,076,619	1,123,062
Total securities available for sale and residential real estate loans	$2,566,365	$2,648,176	$2,562,078	$2,622,387	$2,669,756

- more -

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
	2005	2005	2004	2004	2004

ASSETS

Investments	4.33%	4.01%	3.83%	3.25%	2.28%
Securities available for sale	5.18	5.17	5.08	5.28	5.28
Loans held for sale	4.83	4.41	3.78	3.56	3.49
Loans and leases:
Consumer home equity - variable rate	6.77	6.41	6.00	5.57	5.35
Consumer home equity - fixed rate	6.72	6.73	6.78	6.85	7.01
Consumer - other	9.19	8.83	8.17	8.28	8.32
Total consumer home equity and other	6.77	6.56	6.30	6.06	6.02
Commercial real estate - variable rate	5.72	5.24	4.74	4.31	4.07
Commercial real estate - fixed and adjustable rate	6.14	6.13	6.14	6.21	6.25
Total commercial real estate	5.98	5.79	5.60	5.49	5.41
Commercial business - variable rate	5.56	5.02	4.48	4.04	3.71
Commercial business - fixed and adjustable rate	5.75	5.65	5.77	5.50	5.57
Total commercial business	5.59	5.14	4.71	4.32	4.09
Leasing and equipment finance	6.83	6.85	6.86	6.92	7.03
Subtotal	6.52	6.34	6.13	5.96	5.92
Residential real estate	5.71	5.70	5.69	5.72	5.73
Total loans and leases	6.44	6.27	6.08	5.93	5.90

Total interest-earning assets	6.22	6.06	5.87	5.75	5.67

LIABILITIES

Interest-bearing deposits:
Premier checking	2.04	1.86	1.65	1.32	1.18
Other checking	.21	.14	.10	.07	.09
Subtotal	.85	.65	.47	.29	.21
Premier savings	2.51	2.38	2.20	1.81	1.36
Other savings	.53	.42	.30	.31	.33
Subtotal	.88	.71	.51	.40	.35
Money market	.99	.67	.46	.38	.37
Subtotal	.89	.68	.49	.36	.30
Certificates of deposit	2.65	2.32	2.01	1.84	1.77
Total interest-bearing deposits	1.39	1.14	.90	.76	.70
Total deposits	.98	.80	.62	.53	.49

Borrowings:
Short-term borrowings	3.01	2.53	2.04	1.47	1.27
Long-term borrowings	4.09	3.88	3.80	3.78	3.74
Total borrowings	3.76	3.46	3.22	3.12	3.13

Total interest-bearing liabilities	1.71	1.53	1.35	1.23	1.16

Net interest margin	4.53%	4.56%	4.56%	4.56%	4.53%

(1) Annualized.

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